Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Nos. 333-71209, 333-44904, and 333-65374 of Carrier Access Corporation on Form S-8 of our report dated May 16, 2007, relating to our audit of the financial statements of Mangrove Systems, Inc. as of and for the year ended December 31, 2006, which appears in this Current Report on Form 8-K/A of Carrier Access Corporation dated May 18, 2007.

/s/ HEIN & ASSOCIATES LLP

Denver, Colorado
May 17, 2007